Exhibit 99.1

Investor Relations
(336) 615-8065
investorrelations@thefreshmarket.com

NEWS RELEASE
FOR IMMEDIATE RELEASE

The Fresh Market, Inc. Announces Retirement of Brett Berry from Board of Directors

GREENSBORO, N.C. – March 24, 2014 – The Fresh Market, Inc. (NASDAQ: TFM), a fast-growing specialty retailer, today announced the retirement of Brett Berry from its Board of Directors, effective March 19, 2014.

Mr. Berry became a director of the Company in 1985, joined the Company as an employee in 1998 and held various positions in the marketing and operations departments before serving as the Company’s President and Chief Executive Officer from January 2007 until January 2009. In 2009, Mr. Berry ended his employment with the Company and transitioned to Vice Chairman of the Board.

“On behalf of the entire Fresh Market team, I thank Brett for his commitment and contributions to the Company,” commented Craig Carlock, President and CEO of The Fresh Market. “Brett played an integral role in the Company’s success. From our days working together on the business prior to The Fresh Market’s initial public offering or during his time as Vice Chairman of our board, I have appreciated his perspective and insight.”

Mr. Berry commented, “It has been a pleasure working with the entire Fresh Market team and then watching as Craig and the Company mature and execute on their growth plan. I believe that The Fresh Market is well-positioned for future success and look forward to further focusing my time on charitable and personal activities.”

About The Fresh Market, Inc.
Founded in 1982, The Fresh Market, Inc. is a specialty grocery retailer focused on providing high-quality products in a unique and inviting atmosphere with a high level of customer service. As of March 24, 2014, the Company operates 152 stores in 26 states across the United States.  For more information, please visit www.thefreshmarket.com.

Forward Looking Statements: This document contains forward-looking statements that reflect our plans, estimates, and beliefs regarding future business and financial performance and financial condition. These statements involve a number of risks and uncertainties. Any statements contained herein (including, but not limited to, statements to the effect that The Fresh Market or its management "anticipates," "plans," "estimates," "expects," "believes," and other similar expressions) that are not statements of historical fact should be considered forward-looking statements. The following are some of the factors that could cause actual future results to differ materially from those expressed in any forward-looking statements: accounting entries and adjustments at the close of a fiscal quarter; unexpected expenses and risks associated with our business; our ability to remain competitive in the areas of merchandise quality, price, breadth of selection, customer service and convenience; the effective management of our merchandise buying and inventory levels; the quality and safety of food products and other items that we may sell; our ability to anticipate and/or react to changes in customer demand; changes in economic and financial

Exhibit 99.1

conditions, including the outcome of negotiations surrounding U.S. fiscal policy which, even if resolved, may be adverse due to tax increases and spending cuts, and the resulting impact on consumer confidence; other changes in consumer confidence and spending; unexpected consumer responses to promotional programs; unusual, unpredictable and/or severe weather conditions, including their effect on our supply chain and our store operations; the effectiveness of our logistics and supply chain model, including the ability of our third-party logistics providers to meet our product demands and restocking needs on a cost competitive basis; the execution and management of our store growth, including the availability and cost of acceptable real estate locations for new store openings, the capital that we utilize in connection with new store development and the anticipated time between lease execution and store opening; the mix of our new store openings as between build to suit sites and second-generation, as-is sites and as between existing markets and newer markets; the actions of third parties involved in our store growth activities, including property owners, landlords, property managers, contractors, subcontractors, government agencies, and current tenants who occupy one or more of our proposed new store locations, all of whom may be impacted by their financial condition, their lenders, their activities outside of those focused on our new store growth and other tenants, customers and business partners of theirs; our requirement to impair recorded goodwill and other long-lived assets; global economies and credit and financial markets; our ability to maintain the security of electronic and other confidential and/or personal information; serious disruptions and catastrophic events; competition; personnel recruitment and retention; acquisitions and divestitures, including the ability to integrate successfully any such acquisitions; information systems and technology; commodity, energy, fuel, and other cost increases; compliance with laws, regulations and orders; changes in laws and regulations; outcomes of litigation and proceedings and the availability of insurance, indemnification, and other third-party coverage of any losses suffered in connection therewith; tax matters; numerous other matters of national, regional and global scale, including those of a political, economic, business, and competitive nature; and other factors as set forth from time to time in our filings with the Securities and Exchange Commission. Any forward-looking statement, including any contained herein, speaks only as of the time of this release and we do not undertake to update or revise them as more information becomes available or to disclose any facts, events or circumstances after the date of this release that may affect the accuracy of any forward-looking statement, except as may be required by any applicable securities laws.

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This press release is also available in the Investor Relations portion of The Fresh Market, Inc. website (http://ir.thefreshmarket.com/).

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